Vanda Pharmaceuticals Announces Virtual 2020 Stockholder Meeting
WASHINGTON – May 26, 2020 /PRNewswire/ – Vanda Pharmaceuticals Inc. (“Vanda”) (Nasdaq: VNDA), announced today that Vanda will hold its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) in a virtual-only format due to public health concerns related to the COVID-19 pandemic and to protect the health and well-being of its stockholders, directors, employees and the public. As previously announced, the 2020 Annual Meeting will be held on June 11, 2020, at 9:00 a.m. Eastern Time.
Stockholders will not be able to attend the 2020 Annual Meeting in-person at a physical location. However, the virtual 2020 Annual Meeting will provide stockholders of record as of the close of business on April 17, 2020 the ability to vote their shares and submit questions during the meeting via the virtual meeting interface.
If you have already submitted a proxy to vote your shares, your shares will be voted at the 2020 Annual Meeting according to your instructions and you do not need to vote your shares at the 2020 Annual Meeting. Stockholders are encouraged to vote in advance of the 2020 Annual Meeting by telephone, through the Internet or by returning the proxy card or voting instruction card previously received with their proxy materials (as described more fully in Vanda’s proxy statement made available to stockholders on April 22, 2020 (the “Proxy Statement”) and available Vanda’s website at www.vandapharma.com and www.proxyvote.com).
If you are a stockholder of record, to gain access to the virtual Meeting go to www.virtualshareholdermeeting.com/VNDA2020. To be admitted to the 2020 Annual Meeting webcast at the website provided above, you will need the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”). Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares (as described more fully in the Proxy Statement and available Vanda’s website at www.vandapharma.com and www.proxyvote.com). Only one stockholder per 16-digit control number can access the virtual 2020 Annual Meeting at the website set forth above. Vanda encourages stockholders to log-in to this website and access the webcast before the virtual 2020 Annual Meeting start time.
Below are additional details on how stockholders can participate in the 2020 Annual Meeting:
•Access the meeting platform beginning at 8:45 a.m. Eastern Time on June 11, 2020.
•Once admitted, stockholders of record may submit questions or votes during the Meeting by following the instructions that will be available on the meeting website.
•To attend the meeting, you will need the 16-digit control number located on your proxy card or Notice.
A complete list of stockholders entitled to vote at the 2020 Annual Meeting will be open to the examination of any stockholder during the meeting by following the instructions on the 2020 Annual Meeting website once they enter the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number (800) 586-1548 (US) or (303) 562-9288 (Outside the US). This number will also be posted on the 2020 Annual Meeting log-in page. Technical support will be available beginning at 8:45 a.m. Eastern Time on June 11, 2020 and will remain available until the meeting has ended. Digital copies of the Proxy Statement and Vanda’s annual report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com. These materials also are available on Vanda’s website at www.vandapharma.com.
About Vanda Pharmaceuticals Inc.
Vanda is a leading global biopharmaceutical company focused on the development and commercialization of innovative therapies to address high unmet medical needs and improve the lives of patients. For more on Vanda Pharmaceuticals Inc., please visit www.vandapharma.com and follow us on Vanda’s Twitter and LinkedIn.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Various statements in this release relating to the 2020 Annual Meeting may be “forward-looking statements” under the securities laws. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Important factors relating to Vanda's ability to complete the virtual 2020 Annual Meeting include, among others, logistical and administrative issues arising with the hosting of a virtual stockholder meeting, imposition of restrictive governmental regulations implemented to address public health concerns, or operational delays or difficulties because of COVID-19 (or uncertainty regarding the same) and other factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Vanda’s annual report on Form 10-K for the fiscal year ended December 31, 2019 and quarterly report on Form 10-Q for the quarter ended March 31, 2020, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Vanda’s annual report on Form 10-K and quarterly reports on Form 10-Q, other unknown or unpredictable factors also could affect Vanda’s results. There can be no assurance that the actual results or developments anticipated by Vanda will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Vanda. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Vanda or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vanda cautions investors not to rely too heavily on the forward-looking statements Vanda makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Contact:

AJ Jones II
Chief Corporate Affairs and Communications Officer
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com

Elizabeth Van Every
Head of Corporate Affairs
Vanda Pharmaceuticals Inc.
202-734-3400
pr@vandapharma.com